Exhibit 99.2

For Immediate Release

Patrick Industries, Inc. Completes Acquisition of BH Electronics, Inc.

ELKHART, IN – August 1, 2016 – Patrick Industries, Inc. (NASDAQ: PATK) (“Patrick” or the “Company”) announced today that it has completed the acquisition of the business and certain assets of BH Electronics, Inc. (“BHE”), headquartered in Munford, Tennessee. BHE is a major designer, engineer and manufacturer of custom thermoformed dash panel assemblies, center consoles and trim panels, complete electrical systems, including wiring harnesses, AC panels, circuit breakers and battery boxes, and related components and parts. BHE operates out of five facilities strategically located throughout the Southeast that service many of the leading recreational boat manufacturers in the U.S. The Company projects BHE’s 2016 revenues to be approximately $35 million. The total cash consideration paid for BHE was approximately $35 million, and the Company expects the acquisition to be immediately accretive to 2016 net income per share.

“BHE has an industry leading reputation for providing innovative, superior quality products and service to many of the leading marine industry OEMs in the U.S.,” said Todd Cleveland, CEO of Patrick. “This acquisition represents a significant growth opportunity to leverage the presence of BHE and Patrick’s business units currently serving the marine industry by entering complementary markets where our combined expertise, quality products and service are highly compatible.”

“BHE’s vast product engineering and technical expertise provides us with the opportunity to enter into new product lines that are used extensively in the marine industry with complementary applications in the RV space,” said Andy Nemeth, President of Patrick. “Additionally, the combination of Patrick’s marine fiberglass product lines and BHE’s electronic dash panels and wiring harnesses will allow us to provide a fully integrated, plug and play solution on a ‘just in time basis’ to the marine industry, in both the Midwest and the Southeast, allowing them to maximize internal efficiencies and production capabilities. It will also allow us to capitalize on new growth and product synergies in other markets, which will ultimately provide greater value to our existing customer base.”

“We are looking forward to working with the BHE management team, who will continue to run the business, and look to maximize synergy opportunities between the two organizations through an effective transition plan while continuing the momentum we have in the marketplace. Consistent with previous acquisitions, we will support BHE with a financial and operational foundation that will allow it to capitalize on its core competencies while preserving the entrepreneurial spirit that has been so important to its success,” Mr. Nemeth further stated.

Glen Brown, President and one of the founders of BHE, said, “After more than 25 years in business, our exceptional team is excited and energized to join the Patrick organization whose core values, competencies, relationships and strong focus on customer service mirror those we have worked hard to build and maintain. We are planning to continue to drive the business model to increase our market share in the marine industry by partnering with Patrick’s business units currently serving marine customers and aggressively expanding our presence in the Midwest to serve both the marine and RV OEMs located in that region. I am confident that BHE has aligned with the right business partner to grow the BHE brand and further embed the philosophies that have allowed us to be successful. Patrick is a natural fit for our operation as we are poised for growth. The additional manufacturing and distribution expertise and resources that Patrick brings can help drive BHE and its team members to the next level.”

The acquisition of BHE included the acquisition of accounts receivable, inventory, prepaid expenses, and machinery and equipment, and was funded under the Company’s credit facility. Patrick will continue to operate the business on a stand-alone basis under the BHE brand name in its five existing facilities located in Tennessee and Georgia.

“We are honored that Glen and his team have partnered with Patrick, and we look forward to carrying on the tradition and reputation that he and the team at BHE have built during their 25+ year history,” Mr. Cleveland further stated. “The strength of the management team, customer relationships, vertical integration opportunities, and complement of growth and synergy opportunities are clearly aligned with our strategic growth plans as we continue to add innovative, value-added products to our stable, increasing our value proposition to our customers.”

About Patrick Industries

Patrick Industries, Inc. (www.patrickind.com) is a major manufacturer of component products and distributor of building products serving the recreational vehicle, manufactured housing, kitchen cabinet, office and household furniture, fixtures and commercial furnishings, marine, and other industrial markets and operates coast-to-coast through locations in 16 states. Patrick’s major manufactured products include decorative vinyl and paper laminated panels, countertops, fabricated aluminum products, wrapped profile mouldings, slide-out trim and fascia, cabinet doors and components, hardwood furniture, fiberglass bath fixtures, fiberglass and plastic component products, softwoods lumber, interior passage doors, RV painting, simulated wood and stone products, and slotwall panels and components. The Company also distributes drywall and drywall finishing products, electronics and audio systems components, wiring, electrical and plumbing products, cement siding, raw and processed lumber, FRP products, interior passage doors, roofing products, laminate and ceramic flooring, shower doors, furniture, fireplaces and surrounds, interior and exterior lighting products, and other miscellaneous products.

Forward-Looking Statements

This press release contains certain statements related to future results, our intentions, beliefs and expectations or predictions for the future, which are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from either historical or anticipated results depending on a variety of factors. Potential factors that could impact results include: the impact of any economic downturns especially in the residential housing market, a decline in consumer confidence levels, pricing pressures due to competition, costs and availability of raw materials, availability of commercial credit, availability of retail and wholesale financing for residential and manufactured homes, availability and costs of labor, inventory levels of retailers and manufacturers, the financial condition of our customers, retention and concentration of significant customers, the ability to generate cash flow or obtain financing to fund growth, future growth rates in the Company's core businesses, the seasonality and cyclicality in the industries to which our products are sold, realization and impact of efficiency improvements and cost reductions, the successful integration of acquisitions and other growth initiatives, interest rates, oil and gasoline prices, adverse weather conditions impacting retail sales, and our ability to remain in compliance with our credit agreement covenants. In addition, national and regional economic conditions may affect the retail sale of recreational vehicles and residential and manufactured homes. The Company does not undertake to update forward-looking statements, except as required by law. Further information regarding these and other risks, uncertainties and factors is contained in the section entitled "Risk Factors" in the Company's Annual Report on Form 10-K for the year ended December 31, 2015, and in the Company's Form 10-Qs for subsequent quarterly periods, which are filed with the Securities and Exchange Commission ("SEC") and are available on the SEC's website at www.sec.gov.

Contact:

Julie Ann Kotowski

Patrick Industries, Inc.

574-294-7511 / kotowskj@patrickind.com

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